Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 ( Nos. 333-238247, 333-252199 and 333-252710 ), Form S-3 333-223530 and Form S-8 (Nos. 333-248837, 333-249320, 333-232348, 333-218499, 333-196533 and 333-188839), of InspireMD, Inc. of our report dated March 8, 2021 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 8, 2021	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited